UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2026

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

(Address of principal executive office) (Zip Code)

(512) 519-0400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AWHL	OTC QX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2026, Aspira Women’s Healthcare Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreement”) with accredited and institutional investors (“the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) 3,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) and (ii) warrants (the “Common Warrants”) to purchase up to 4,455,000 shares of the Company’s Common Stock, at a purchase price of $0.45 per share of Common Stock and accompanying warrants.

The Common Warrants are exercisable immediately upon issuance at an exercise price of $0.75 per share and have a term of exercise equal to three years from the date of issuance.

The closing of the Private Placement occurred on June 5, 2026. The gross proceeds to the Company from the Private Placement were approximately $1.485 million, before deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and general corporate purposes.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions, as well as an anti-dilutive provision. The foregoing descriptions of terms and conditions of the Purchase Agreement and the Common Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement and the form of the Common Warrant, which are attached hereto as Exhibits 10.1 and 4.1, respectively.

In addition, the Company granted the Purchasers of the Shares and Common Warrants customary registration rights with respect to the shares of common stock and shares of common stock underlying the Common Warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the shares of Common Stock is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 9, 2026

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ John Strahley
Name:	John Strahley
Title:	Chief Financial Officer